Exhibit 10.2

SANDRIDGE ENERGY, INC.
2009 INCENTIVE PLAN
(as amended on July 1, 2013)

TABLE OF CONTENTS
ARTICLE 1 . INTRODUCTION1
1.1.Purpose of the Plan.    1
1.2.Nature of Awards.    1
1.3.Effective Date and Term of Plan.    1
ARTICLE 2 . DEFINITIONS AND CONSTRUCTION2
2.1.Definitions.    2
2.2.Construction.    6
ARTICLE 3 . ELIGIBILITY7
3.1.In General.    7
ARTICLE 4 . ADMINISTRATION OF THE PLAN8
4.1.In General.    8
4.2.Delegation to Committees and Officers.    8
ARTICLE 5 . STOCK SUBJECT TO THE PLAN10
5.1.Number of Shares.    10
5.2.Substitute Awards.    10
ARTICLE 6 . TYPES OF AWARDS11
6.1.Stock Options.    11
6.2.Stock Appreciation Rights.    13
6.3.Restricted Stock.    14
6.4.Restricted Stock Units.    14
6.5.Other Stock-Based Awards    15
6.6.Cash Awards.    15
6.7.Performance-Based Awards.    15
ARTICLE 7 . ADJUSTMENTS19
7.1.Changes in Capitalization.    19
7.2.Change in Control.    19
ARTICLE 8 . GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.21
8.1.Transferability of Awards.    21
8.2.Termination of Status.    21
8.3.Withholding.    21
8.4.Conditions on Delivery of Stock.    22
8.5.Acceleration.    22
ARTICLE 9 . MISCELLANEOUS23
9.1.No Right to Employment or Other Status.    23

SandRidge 2009 Incentive Plan, as amended on June 1, 2012    Table of Contents

9.2.No Rights as Stockholder.    23
9.3.Amendment.    23
9.4.Compliance with Code Section 409A.    24
9.5.Governing Law.    24

SandRidge 2009 Incentive Plan, as amended on July 1, 2013    Table of Contents

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ARTICLE 1. INTRODUCTION
1.1.    Purpose of the Plan.
The Plan is intended to enhance the Company’s ability to attract, retain and motivate employees, officers, directors, consultants, and advisors of the Company, and to provide them with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders.
1.2.    Nature of Awards.
The Plan is intended to permit the grant of Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, and any other form of award based on the value (or the increase in value) of shares of the common stock of the Company. The Plan is also intended to permit cash incentive awards. Subject to Section 8.5, Participants shall vest in their Awards granted under the Plan to the extent certain conditions set forth in their Award Certificate are met. Vesting criteria shall include the passage of time or the attainment of individual and/or Company performance objectives, or a combination of both. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Compensation Committee need not treat Participants uniformly.
1.3.    Effective Date and Term of Plan.
The Plan is effective as of June 5, 2009. No Awards shall be granted under the Plan after June 4, 2019 (or such earlier date as may apply under section 422 of the Code), but Awards previously granted may extend beyond that date.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION
2.1.    Definitions.
When used in this 2009 Incentive Plan, the following terms shall have the meanings set forth below, unless the context clearly requires a different meaning:

(a)	“Article” means an article of the Plan.

(b)	“Award” means an award issued under the Plan.

(c)
“Award Certificate” means the agreement, certificate or other document evidencing an Award, which shall be in such form (written, electronic or otherwise) as the Compensation Committee shall determine.

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(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” shall mean, except to the extent provided otherwise in the Award Certificate:

(1)	Effective for Awards granted before July 1, 2013:

(A)
the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than Tom L. Ward or his affiliates (the “Exempt Persons”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (I) the then-outstanding shares of the Company’s common stock (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this subparagraph (A), the following acquisitions by a Person will not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(B)
the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. Any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the Effective Date, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the Effective Date;

(C)
the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (I) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without

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limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions to one another as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) other than one or more of the Exempt Persons beneficially owns, directly or indirectly, 40% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the Board resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(2)	Effective for Awards granted on or after July 1, 2013:

(A)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (I) the then-outstanding shares of the Company’s common stock (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this subparagraph (A) the following acquisitions by a Person do not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(B)
The individuals who, as of June 30, 2013, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. Any individual becoming a director subsequent to June 30, 2013, whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board is considered a member of the Incumbent Board as of June 30, 2013, but any such individual whose initial assumption of office occurs after June 30, 2013, as a result of an

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actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board is not deemed a member of the Incumbent Board as of June 30, 2013;

(C)
The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (I) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions to one another as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan or related trust of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the Board resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(D)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Company” means SandRidge Energy, Inc.

(h)	“Compensation Committee” shall mean the Compensation Committee of the Board.

(i)	“Disability” shall mean a disability within the meaning of the federal Social Security Act.

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(j)	“Effective Date” means the first date set forth in Section 1.3.

(k)	“Employee Benefits Committee” means the Company’s Employee Benefits and Compensation Committee or any successor to such committee.

(l)
“Fair Market Value” means the closing sales price (for the primary trading session) of a Share on the relevant date. For any date that is not a trading day, the Fair Market Value of a Share for such date will be determined by using the closing sale price for the immediately preceding trading day. The Compensation Committee can substitute a particular time of day or other measure of “closing sale price” if appropriate because of unusual circumstances or can use weighted averages either on a daily basis or such longer period as complies with section 409A of the Code.

(m)	“Plan” means this 2009 Incentive Plan.

(n)	“Restricted Stock” means an Award granted pursuant to Section 6.3.

(o)	“Restricted Stock Unit” means an Award granted pursuant to Section 6.4.

(p)	“Section” means a section of the Plan.

(q)	“Share” means a share of common stock of the Company, $0.001 per share par value.

(r)	“Stock Appreciation Right” means an Award granted pursuant to Section 6.2.

(s)
“Stock Option” means an Award granted pursuant to Section 6.1; a Stock Option can be either an “Incentive Stock Option” (if it complies with the requirements of Section 6.1(b)) or a “Nonqualified Stock Option” or “Nonstatutory Stock Option” (if it does not comply with the requirements of Section 6.1(b)).

(t)
“Ten Percent Stockholder” means a Participant who on the date of grant is treated under section 424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any parent or subsidiary of the Company as defined in section 424(e) or (f) of the Code.

2.2.    Construction.
When used in the Plan, (a) the terms “include” and “including” shall be deemed to include the phrase “but not limited to” and (b) masculine pronouns shall include the feminine.
ARTICLE 3. ELIGIBILITY
3.1.    In General.

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Any natural person is eligible to be granted an Award if such individual is a current employee, officer, director, consultant, or advisor of the Company or any of the Company’s present or future parent or subsidiary corporations as defined in sections 424(e) or (f) of the Code or any other business venture (including, without limitation, a joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Compensation Committee.
ARTICLE 4. ADMINISTRATION OF THE PLAN
4.1.    In General.

(a)
The Plan will be administered by the Compensation Committee. The Compensation Committee shall have authority to grant Awards and determine recipients and terms of any Awards, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.

(b)
The Compensation Committee shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Certificate, and to determine all facts necessary to administer the Plan and any Award Certificate. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Certificate in the manner and to the extent it shall deem necessary or advisable.

(c)
All decisions by the Compensation Committee shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Compensation Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(d)	With respect to Awards made to directors, the Board shall also have the authority described in this Section 4.1 and Section 8.5.
4.2.    Delegation to Committees and Officers.

(a)
To the extent permitted by applicable law, the Compensation Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Company’s management, including the Employee Benefits Committee.

(b)
To the extent permitted by applicable law and subject to any limitations under the Plan, the Compensation Committee may delegate to one or more officers of the Company the power (1) to grant Awards to any individual eligible under Section 3.1 other than a director or executive officer and (2) to exercise such other powers under the Plan as the Compensation Committee may determine; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

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For purposes of this Section 4.2(b), the phrase “executive officer” shall mean the Chief Executive Officer, President, and any Executive Vice President or Senior Vice President.

(c)
All references in the Plan to the “Compensation Committee” shall mean the Compensation Committee or a committee of the Board (or the Company’s management) or the officers referred to in Section 4.2(b) to the extent that the Compensation Committee’s powers or authority under the Plan have been delegated to such committee or officers.

ARTICLE 5. STOCK SUBJECT TO THE PLAN
5.1.    Number of Shares.

(d)	Subject to adjustment under ARTICLE 7, Awards may be made under the Plan for up to 28,500,000 Shares, of which 28,500,000 shares can be issued as Incentive Stock Options.

(e)
If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part, or results in any Shares not being issued, the unused Shares covered by such Award shall again be available for the grant of Awards under the Plan. Further, Shares tendered to the Company by a Participant to exercise an Award shall be added to the number of Shares available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.2.    Substitute Awards.

(a)
In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Compensation Committee may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Compensation Committee deems appropriate in the circumstances.

(b)	Substitute Awards shall not count against the overall share limit set forth in Section 5.1, except as may be required by reason of section 422 and related provisions of the Code.
ARTICLE 6. TYPES OF AWARDS
6.1.    Stock Options.

(c)	In General. The Compensation Committee may grant options to purchase Shares and determine the number of Shares to be covered by each option, the exercise

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price of each option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. A Stock Option that is not intended to be an Incentive Stock Option shall be designated as a “Nonstatutory Stock Option” or a “Nonqualified Stock Option.”

(d)	Incentive Stock Options.

(1)
A Stock Option that the Compensation Committee intends to be an Incentive Stock Option shall only be granted to employees of the Company or any of the Company’s present or future parent or subsidiary corporations as defined in sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and construed consistently with the requirements of section 422 of the Code.

(2)
A Stock Option that is intended to be an Incentive Stock Option shall be treated as a Nonqualified Stock Option to the extent that, in the calendar year in which the Award is first exercisable, the aggregate Fair Market Value of the Shares subject to the Award (when added to other awards granted to the same individual that are intended to be Incentive Stock Options under the Plan or any other plan maintained by the Company and certain related corporations) exceeds $100,000 or such other limitation as might apply under section 422 of the Code.

(3)
The Company shall have no liability to a Participant, or any other party, if a Stock Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option, or for any action taken by the Compensation Committee, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(e)	Exercise Price.

(1)	The Compensation Committee shall establish the exercise price of each Stock Option and specify the exercise price in the applicable Award Certificate.

(2)
The exercise price of a Stock Option intended to be an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date the Stock Option is granted, except that, if any Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall not be less than 110% of the Fair Market Value of the Shares on the date such Incentive Stock Option is granted. The 100% and 110% limitation in this Section 6.1(c)(2) shall automatically adjust to the extent required by section 422 of the Code.

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(f)	Term of Stock Options.

(1)
Each Stock Option shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may specify in the applicable Award Certificate; except that no Stock Option shall be granted for a term of more than 10 years. Incentive Stock Options issued to a Ten Percent Stockholder shall not have a term of more than 5 years.

(2)
No Stock Option shall permit the Participant to defer receipt of compensation on the Stock Option beyond the date of exercise, unless the Compensation Committee expressly determines that such Stock Option shall be subject to section 409A of the Code.

(g)	Exercise of Stock Option.
Stock Options may be exercised by delivery to the Company of a written notice of exercise in the form attached to, or the manner described in, the Award Certificate or by any other form of notice (including electronic notice) or such other manner approved by the Compensation Committee, together with payment in full for the number of shares for which the Stock Option is exercised. Shares subject to the Stock Option will be delivered by the Company as soon as practicable following exercise.

(h)	Payment Upon Exercise.
Shares purchased upon the exercise of a Stock Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)
if provided in the applicable Award Certificate, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)
to the extent provided for in the applicable Award Certificate or approved by the Compensation Committee, by delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (1) such method of payment is then permitted under applicable law, (2) such Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Compensation Committee, and (3) such Shares

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are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)
to the extent permitted by applicable law and provided for in the applicable Award Certificate, by (1) delivery of a promissory note of the Participant to the Company on terms determined by the Compensation Committee, or (2) payment of such other lawful consideration as the Compensation Committee may determine; or

(5)	by any combination of the above permitted forms of payment.
6.2.    Stock Appreciation Rights.

(a)
In General. A Stock Appreciation Right is an Award in the form of a right to receive cash or a Share, upon surrender of the Stock Appreciation Right, in an amount equal to the appreciation in the value of the Share over a base price established in the Award. The Committee may grant Stock Appreciation Rights either independently of Stock Options, or in tandem with Stock Options such that the exercise of the Stock Option or Stock Appreciation Right cancels the tandem Stock Appreciation Right or Stock Option.

(b)
Exercise Price. The minimum base price of a Stock Appreciation Right granted under the Plan shall be the price set forth in the applicable Award Certificate, or, in the case of a Stock Appreciation Right related to a Stock Option (whether already outstanding or concurrently granted), the exercise price of the related Stock Option.

(c)	Term, Exercise, and Payment. The provisions of Sections 6.1(d), (e), and (f) shall generally apply to Stock Appreciation Rights, as applicable.
6.3.    Restricted Stock.

(a)
In General. The Compensation Committee may grant Awards of Restricted Stock. The Compensation Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture), the issue price (if any) and whether the Shares shall be entitled to exercise voting or other rights associated with ownership of a Share.

(b)
Dividends. Unless otherwise provided by the Compensation Committee, Participants holding Restricted Stock will be eligible to receive all dividends paid with respect to such Shares. If any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Shares other than an ordinary cash dividend, the shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the Restricted Stock on which such dividends are paid

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vests or, if later, the 15th day of the third month following the date on which the Restricted Stock on which such dividends are paid vests.

(c)
Stock Certificates. The Company may require that any stock certificates issued for shares of Restricted Stock be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant. If the Participant has died before the certificates are delivered, the certificates shall be delivered to the beneficiary designated by the Participant under the Plan and on file with the Company (or its designee) before the Participant’s death. If there is no such valid beneficiary designation, the Participant’s estate shall be the beneficiary.

6.4.    Restricted Stock Units.
The Compensation Committee may grant Restricted Stock Units to any participant subject to the same conditions and restrictions as the Compensation Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units may be paid at such time as the Compensation Committee may determine and payments may be made in a lump sum or in installments, in cash, Shares, or any combination thereof, as determined by the Compensation Committee.
6.5.    Other Stock-Based Awards
Other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted under the Plan to Participants. To the extent permitted by law, such other Share Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share Awards may be paid in Shares or cash, as the Compensation Committee shall determine. Subject to the provisions of the Plan, the Compensation Committee shall determine the terms and conditions of each other Share Award.
6.6.    Cash Awards.
Cash Awards are Awards that provide participants with the opportunity to earn a cash payment based upon the achievement of one or more performance goals for a performance period determined by the Compensation Committee. For each performance period, the Compensation Committee shall determine the relevant performance criteria, the performance goal for each performance criterion, the level or levels of achievement necessary for Awards to be paid, the weighting of the performance goals if more than one performance goal is applicable, and the size of the Awards.
6.7.    Performance-Based Awards.

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(a)
In General. Any of the Awards listed in ARTICLE 6 may be granted as Awards that satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code. The performance goals must be established by the Compensation Committee and may be for the Company, or a Company subsidiary, affiliate or other Company operating unit or department, or a combination of such units or departments. The performance goal shall be based on one or more performance criteria selected by the Compensation Committee. With the exception of any Stock Option or Stock Appreciation Right, an Award that is intended to satisfy the requirements of a performance-based Award shall be so designated at the time of grant.

(b)
Limits. The maximum aggregate number of shares of Stock for which performance-based Awards may be issued under this Section 6.7 in any calendar year to an individual Participant shall not exceed 1,000,000, the maximum amount that may be earned as a Cash Award for a performance period for a single calendar year by any individual Participant is $2,000,000, and the maximum amount that may be earned as a Cash Award for a performance period of greater than a single calendar year by any individual Participant is $6,000,000.

(c)
Performance Criteria. In the case of Awards intended to qualify as performance-based Awards, the performance criteria shall be selected only from among the following: production growth; reserve growth; reserve replacement; lease operating expense; revenue growth; finding/development costs; net sales; operating income; pre- or after-tax income; operating profit minus capital charges; cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; net income; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and/or amortization; return on equity; return on invested capital; return on assets; economic value added (or an equivalent measure); share price performance; total stockholder return; improvement in or achievement of expense levels; improvement in or achievement of working capital levels; innovation as measured by a percentage of sales of new products; market share; productivity ratios; completion and/or integration of acquisitions of businesses or companies; completion of divestitures and asset sales; and any combination of any of the foregoing business criteria. Any of the performance criteria may be used to measure the performance of the Company, a subsidiary, and/or affiliate as a whole or any business unit of the Company, a subsidiary, and/or affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee deems appropriate. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of the performance criteria specified in this Section 6.7.

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(d)
Application to Stock Options and Stock Appreciation Rights. Notwithstanding anything contained in this Section 6.7 to the contrary, Stock Options and Stock Appreciation Rights need not satisfy the specific performance criteria described in this Section 6.7 in order to qualify as performance-based Awards under this section 162(m) of the Code.

(e)
Time for Establishing Performance Goals. The specific performance goal(s) and the applicable performance criteria must be established by the Compensation Committee in advance of the deadlines applicable under section 162(m) of the Code and while the achievement of the performance goal(s) remains substantially uncertain.

(f)
Committee Certification and Payment of Awards. Before any performance-based Award (other than Stock Options and Stock Appreciation Rights) is paid, the Compensation Committee must certify in writing (by resolution or otherwise) that the applicable performance goal(s) and any other material terms of the Award have been satisfied. Unless otherwise provided by the Compensation Committee, performance-based Awards shall be paid as soon as practicable after the Compensation Committee has certified that the applicable goals and terms of such awards have been satisfied, but in no event later than the fifteenth (15th) day of the third month following the end of the performance period to which the award relates (absent a timely election to defer such Award under a deferred compensation plan, if any, maintained by the Company). Notwithstanding the foregoing, to the extent an amount was intended to be paid so as to qualify as a short-term deferral under section 409A of the Code and the applicable regulations, then such payment may be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company anticipates or reasonably should anticipate that, if the payments were made on such date, the Company’s deduction with respect to such payment would no longer be restricted due to the applicability of section 162(m) of the Code.

(g)
Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Compensation Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with, and subject to, the terms of the Plan and section 162(m) of the Code, on the payment of individual Awards under this Section 6.7. To the extent set forth in an Award Certificate, the Compensation Committee may reserve the right to adjust the amount payable in accordance with any standards or on any other basis (including the Compensation Committee’s discretion), as the Compensation Committee may determine; provided, however, that, in the case of Awards intended to qualify as performance-based Awards, such adjustments shall be prescribed in a form that meets the requirements of section 162(m) of the Code.

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(h)
Adjustments for Material Changes. To the extent the Compensation Committee makes adjustments in accordance with ARTICLE 7 that affect Awards intended to be performance-based Awards under this Section 6.7, such adjustments shall be prescribed in a form that meets the requirements of section 162(m) of the Code.

ARTICLE 7. ADJUSTMENTS
7.1.    Changes in Capitalization.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (1) the number and class of securities available under this Plan, (2) the number and class of securities and exercise price per Share of each outstanding Stock Option, (3) the number of Shares subject to each outstanding Restricted Stock Award, and (4) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Compensation Committee. Without limiting the generality of the foregoing, if the Company effects a split of the Shares by means of a stock dividend and the exercise price of and the number of Shares subject to an outstanding Stock Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises a Stock Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares acquired upon such Stock Option exercise, notwithstanding the fact that such Shares were not outstanding as of the close of business on the record date for such stock dividend.
7.2.    Change in Control.

(d)
Consequences of a Change in Control on Awards Other than Restricted Stock Awards. In connection with a Change in Control, the Compensation Committee shall take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Compensation Committee determines: (1) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), (2) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of the Change in Control unless exercised by the Participant within a specified, reasonable period following the date of such notice, (3) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part before or upon the Change in Control, (4) if holders of Shares will receive upon consummation of the Change in Control a cash payment for each Share surrendered in the Change in Control, make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the consideration received by stockholders generally with respect to the Change in Control (the “Change in Control Price”) times the number of Shares subject to the Participant’s Awards (to

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the extent the exercise price does not exceed the Change in Control Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (5) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. In taking any of the actions permitted under this Section 7.2(a), the Compensation Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
For purposes of clause (1) above, a Stock Option shall be considered assumed if, following consummation of the Change in Control, the Stock Option confers the right to purchase, for each Share subject to the Stock Option immediately prior to the consummation of the Change in Control, the consideration (whether cash, securities or other property) received as a result of the Change in Control by holders of Shares for each Share held immediately prior to the consummation of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received as a result of the Change in Control is not solely common stock of the acquiring or succeeding entity(or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding entity, provide for the consideration to be received upon the exercise of Stock Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Compensation Committee) to the per share consideration received by holders of outstanding Shares as a result of the Change in Control.

(e)
Consequences of a Change in Control on Restricted Stock Awards. Upon the occurrence of a Change in Control, except to the extent specifically provided to the contrary in the applicable Award Certificate or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically lapse and be deemed terminated or satisfied, as applicable.

ARTICLE 8. GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.
8.1.    Transferability of Awards.
Except as the Compensation Committee may otherwise determine or provide in an Award Certificate, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

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8.2.    Termination of Status.
Except to the extent provided in an Award Certificate, the Compensation Committee shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Beneficiary, may exercise rights under the Award.
8.3.    Withholding.
The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding. Payment of withholding obligations is due before the Company will issue any Shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. To the extent not otherwise provided for in an Award Certificate or approved by the Compensation Committee, a Participant shall satisfy such tax obligations in whole or in part by delivery of a portion of the Award creating the tax obligation, valued at Fair Market Value; provided, however, except as otherwise provided by the Compensation Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
8.4.    Conditions on Delivery of Stock.
The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Company, (b) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
8.5.    Acceleration.
The Compensation Committee or its delegee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

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ARTICLE 9. MISCELLANEOUS
9.1.    No Right to Employment or Other Status.
No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Certificate.
9.2.    No Rights as Stockholder.
Subject to the provisions of the applicable Award Certificate and except as provided in Section 6.3, no Participant or beneficiary shall have any rights as a stockholder with respect to any Shares to be distributed with respect to an Award until becoming the record holder of such shares.
9.3.    Amendment.

(a)
Amendment of the Plan. The Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time; provided that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Compensation Committee may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 9.3 shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Compensation Committee determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(b)
Amendment of Award. The Compensation Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided, however, that no outstanding Award may be amended, without the approval of the Company’s stockholders, to (1) reduce the exercise price of a Stock Option, Stock Appreciation Right or other similar Award or (2) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for other Awards or Stock Options or Stock Appreciation Rights with an exercise price less than the exercise price of the cancelled Stock Option or Stock Appreciation Right (except in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, dividend or distribution to holders of Shares other than an ordinary cash dividend or Business Combination). The

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Participant’s consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan.
9.4.    Compliance with Code Section 409A.
No Award shall provide for a deferral of compensation within the meaning of section 409A of the Code, unless the Compensation Committee, at the time of grant, specifically provides that the Award is intended to be subject to section 409A of the Code. If an Award is intended to be subject to section 409A, the following provisions shall apply except to the extent that a contrary provision is included in the Award Certificate: (a) such Award shall be payable on the earlier of a “change in control” or the Participant’s “separation from service” with the Company and (2) any payment made to a Participant who is a “specified employee” of the Company shall not be made before such date as is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 9.4, the terms “change in control,” “separation from service” and “specified employee” shall have the meanings set forth in section 409A and the applicable Treasury regulations. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, section 409A is not so exempt or compliant or for any action taken by the Compensation Committee.
9.5.    Governing Law.
The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

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